Exhibit 10.16
THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.
THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS (SUBJECT TO EXTENSION IN CERTAIN CIRCUMSTANCES) AFTER THE EFFECTIVE DATE OF THE COMPANY’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, AS SET FORTH IN HEREIN. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

Warrant No. [___]	Date of Issuance: September 24, 2020
NEUROPACE, INC.
Series B’ Preferred Stock Purchase Warrant
NeuroPace, Inc. (the “Company”), for value received, hereby certifies that [_____], or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 5 below) shares of Series B’ Preferred Stock of the Company (“Preferred Stock”) at an exercise price per share equal $2.50515 (as adjusted for stock splits, stock dividends, recapitalizations and like transactions with respect to the Series B’ Preferred Stock). The shares issuable upon exercise of this Series B’ Preferred Stock Purchase Warrant (this “Warrant”) and the exercise price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock” and the “Exercise Price,” respectively.
This Warrant is issued pursuant to, and is subject to the terms and conditions of, that certain Term Loan Agreement, among the Company and the Subsidiary Guarantors (as defined in the Loan Agreement) and Lenders (as defined in the Loan Agreement) named therein, dated as of September 24, 2020, as may be amended from time to time (the “Loan Agreement”).
1.Number of Shares. Subject to the terms and conditions hereinafter set forth, the Registered Holder is entitled, upon surrender of this Warrant, to purchase from the Company up to [___] shares of Preferred Stock.

2.Exercise.
(a)Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the aggregate Exercise Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise (the “Purchase Price”). The Purchase Price may be paid by cash, check, wire transfer, or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.
(b)Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 2(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock to be represented by such certificates.
(c)Net Issue Exercise.
(i)In lieu of exercising this Warrant in the manner provided above in Section 2(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or such Registered Holder’s duly authorized attorney, in which event the Company shall issue to such Registered Holder a number of shares of Warrant Stock computed using the following formula:
X =    Y (A - B)
A

Where	X = The number of shares of Warrant Stock to be issued to the Registered Holder.

Y = The number of shares of Warrant Stock purchasable under this Warrant (at the date of such calculation).

A = The fair market value of one share of Warrant Stock (at the date of such calculation).

B = The Exercise Price (as adjusted to the date of such calculation).

(ii)For purposes of this Section 2(c), the fair market value of one share of Warrant Stock on the date of calculation shall mean:
(A)if the exercise is in connection with an initial public offering of the common stock of the Company (the “Common Stock”), and if the Company’s Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, the product of (x) the initial “Price to Public” per share specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Warrant Stock is convertible at the date of calculation;
(B)if (A) is not applicable, the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Warrant Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 5(c) below, in which case the fair market value of Warrant Stock shall be deemed to be the value of consideration per share received by the holders of such stock pursuant to such acquisition.
(d)Delivery to Registered Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:
(i)a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and
(ii)in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor and with the same date, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 2(a) or 2(c) above (without giving effect to any adjustment thereof).
3.Adjustments.
(a)Redemption or Conversion of Preferred Stock. If all of the outstanding Preferred Stock is redeemed or converted into shares of Common Stock, then this Warrant shall automatically become exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock that would have been received if this Warrant had been exercised in full and the shares of Preferred Stock received thereupon had been simultaneously converted into shares of Common Stock immediately prior to such event, and the Exercise Price shall be automatically adjusted to equal the number obtained by dividing (i) the aggregate Purchase Price of the shares of Preferred Stock for which this Warrant was exercisable immediately prior to such redemption or conversion, by (ii) the number of shares of Common Stock for which this Warrant is exercisable immediately after such redemption or conversion.
(b)Stock Splits and Dividends. If outstanding shares of the Company’s Preferred Stock shall be subdivided into a greater number of shares or a dividend in Preferred Stock shall be paid in respect of Preferred Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Preferred Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.
(c)Reclassification, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3.
(d)Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Exercise Price pursuant to this Section 3, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.
(e)Acknowledgement. In order to avoid doubt, it is acknowledged that the holder of this Warrant shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Preferred

Stock of the Company which occur prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock. Notwithstanding the foregoing, if (i) any such adjustment under the Preferred Stock is waived by the requisite number of the holders of the Preferred Stock and such waiver is applicable to all holders of the Preferred Stock and (ii) the Company promptly pays to the holder of this Warrant the same type and amount of consideration paid (if any) to the holders of the Preferred Stock providing such waiver, then the holder of this Warrant shall not be entitled to the benefit of any such adjustment.
4.Transfers.
(a)Unregistered Security. Each holder of this Warrant acknowledges that this Warrant, the Warrant Stock and the Common Stock of the Company have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, any Warrant Stock issued upon its exercise or any Common Stock issued upon conversion of the Warrant Stock in the absence of (i) an effective registration statement under the Securities Act as to this Warrant, such Warrant Stock or such Common Stock and registration or qualification of this Warrant, such Warrant Stock or such Common Stock under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect. Notwithstanding the transfer restrictions set forth in the preceding sentences of this Section 4(a), the Registered Holder may assign this Warrant or any Warrant Stock issued upon its exercise or any Common Stock issued upon conversion of the Warrant Stock or any or all of its rights and interests hereunder or thereunder, in the absence of registration or qualification of such securities and any opinion of counsel as contemplated in clauses (i) and (ii) above, to one or more of its affiliates or to CR Group L.P., a Delaware limited partnership, or its affiliates, provided that such transferee shall agree to be bound by the terms and conditions of this Warrant as a Registered Holder hereunder.
(b)Transferability. Subject to the provisions of Sections 4(a) and 7(f) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company, provided, however, that (i) this Warrant may not be transferred in part unless the transferee acquires the right to purchase at least 50% of the number of shares of Warrant Stock originally purchasable under this Warrant (as adjusted pursuant to Section 3), and (ii) such transferee shall agree to be bound by the terms and conditions of this Warrant as a Registered Holder hereunder. Notwithstanding the transfer restriction set forth in proviso (i) of the preceding sentence of this Section 4(b), the Registered Holder may assign this Warrant and all rights hereunder in any amount to one or more of its affiliates or to CR Group L.P., a Delaware limited partnership, or its affiliates.

(c)Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.
5.Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”): (a) September 24, 2030; (b) the closing of an initial public offering of the Common Stock of the Company; and (c) the consummation of (i) a sale, conveyance, disposal, or encumbrance of all or substantially all of the Company’s property or business or the Company’s merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or (ii) any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of. Notwithstanding anything to the contrary herein, if (i) the Registered Holder has not exercised this Warrant in full prior to the Expiration Date and (ii) the fair market value of one share of Warrant Stock on the Expiration Date exceeds the Exercise Price, this Warrant shall be deemed to be exercised by the Registered Holder pursuant to Section 2(c) above immediately prior to termination of this Warrant on the Expiration Date.
6.Notices of Certain Transactions. In case:
(a)the Company shall set a record date for all holders of its Preferred Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or
(b)of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or
(c)of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or
(d)of any redemption of the Preferred Stock or mandatory conversion of the Preferred Stock into Common Stock, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the record date for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Preferred Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten days prior to the record date or effective date for the event specified in such notice.
7.Representations and Warranties of Registered Holder. The Registered Holder represents and warrants to the Company as follows:
(a)Purchase for Own Account. This Warrant, the Warrant Stock and any Common Stock issued or issuable upon conversion of the Warrant Stock (collectively, the “Securities”) to be acquired by the Registered Holder will be acquired for investment for the Registered Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Securities Act and the Registered Holder has no present intention of selling or engaging in any public distribution of the same. The Registered Holder also represents that the Registered Holder has not been formed for the specific purpose of acquiring the Securities.
(b)Disclosure of Information. The Registered Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of the Securities. The Registered Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Registered Holder or to which the Registered Holder has access.
(c)Investment Experience. The Registered Holder understands that the purchase of the Securities involves substantial risk. The Registered Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Registered Holder can bear the economic risk of the Registered Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that the Registered Holder is capable of evaluating the merits and risks of its investment in the Securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Registered Holder to be aware of the character, business acumen and financial circumstances of such persons.
(d)Accredited Investor Status. The Registered Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(e)The Securities Act. The Registered Holder understands that the Securities have not been registered under the Securities Act and are being issued in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Registered Holder’s investment intent as expressed herein. The Registered Holder understands that this the Securities must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. The Registered Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale.
(f)No Public Market. The Registered Holder understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Warrant or the Warrant Stock.
8.Market Stand-Off. In connection with the initial public offering of the Company’s securities (“IPO”), the Registered Holder hereby agrees that, during the period of duration (up to, but not exceeding, 180 days, but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with Rule 2241 of the Financial Industry Regulatory Authority, or any successor provisions or amendments thereto) specified by the Company or the underwriters managing such IPO, following the effective date of such registration statement, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration. The foregoing provisions of this Section 8 shall apply only to the IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, the sale of any shares acquired in the open market after the IPO, or the transfer of any shares to any trust for the direct or indirect benefit of the Registered Holder or the immediate family of the Registered Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. The restrictions in this Section 8 shall be applicable to the Registered Holder only if all officers, directors and stockholders individually (and with their Affiliates) owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding preferred stock of the Company) are subject to the same restrictions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Securities of the Registered Holder until the end of such period, and the Registered Holder agrees that, if so requested, the Registered Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 8.
Notwithstanding the foregoing, the obligations described in this Section 8 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or successors thereto which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.
9.Legends. The Warrant Stock issued upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Warrant Stock, if any) shall be imprinted with a legend in substantially the following form (together with any other legends required by applicable law or the Company’s Amended and Restated Certificate of Incorporation or Bylaws):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS (SUBJECT TO EXTENSION IN CERTAIN CIRCUMSTANCES) AFTER THE EFFECTIVE DATE OF THE COMPANY’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.
10.Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.
11.Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Preferred Stock called for on the face or faces of the Warrant or Warrants so surrendered.
12.Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.
13.No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.
14.No Fractional Shares. No fractional shares of Preferred Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Preferred Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.
15.Additional Warrant Stock. If, under that certain Series B’ Preferred Stock Purchase Agreement dated as of August 19, 2020 (as amended, supplemented or restated from time to time, the “Stock Purchase Agreement”) entered into among the Company and the Purchasers (as defined in the Stock Purchase Agreement) named therein in connection with the issuance of Preferred Stock by the Company to such Purchasers (the “Initial Series B’ Issuance”), or under any other stock purchase agreement (howsoever described) that is substantially similar to, and forms a single series with, the Stock Purchase Agreement, the Company issues additional shares of the Preferred Stock following the date hereof (such issuances, “Subsequent Series B’ Issuances”), the Company shall, promptly following the last of such Subsequent Series B’ Issuances, issue such additional warrants, which shall be substantially identical to, and form a single series with, this Warrant, to the name of the Registered Holder, so that the Registered Holder shall be entitled to purchase, under this Warrant and all other additional warrants so issued, the number of shares of Preferred Stock representing the Registered Holder’s pro rata share (calculated by dividing (a) the total number of shares of Warrant Stock issuable to the Registered Holder upon exercise of this Warrant, by (b) the total number of shares of Warrant Stock issuable upon exercise of all outstanding warrants issued pursuant to the Loan Agreement, in each case, subject to applicable further adjustment pursuant to the terms of this Warrant and such other outstanding warrants, but prior to giving effect to any additional warrants issued pursuant to this Section 15 and the corresponding provisions in such other warrants) of 2.00% of the Equity Interest (as defined in the Loan Agreement) of the Company, on a fully diluted basis, which, for the avoidance of doubt, gives effect to (i) the Initial Series B’ Issuance, all Subsequent Series B’ Issuances and all of the initial and the additional Warrants (for this purpose as defined in the Loan Agreement) granted on the date hereof or at a later date pursuant to this Section 15, as the case may be, and issued pursuant to the Loan Agreement and (ii) all applicable further adjustments made to the Equity Interest of the Company, or any reclassification thereof, following the date of the Loan Agreement. For the avoidance of doubt, the obligation of the Company in this Section 15 is set forth only in furtherance of Section 6.02(v) and other applicable sections of the Loan Agreement and does not create an additional or duplicative obligation of the Company.

16.Amendment or Waiver. Any term of this Warrant may be amended or waived upon written consent of the Company and the holders of at least 50% of the Warrant Stock issuable upon exercise of outstanding warrants issued pursuant to the Loan Agreement. By acceptance hereof, the Registered Holder acknowledges that in the event the required consent is obtained, any term of this Warrant may be amended or waived with or without the consent of the Registered Holder.
17.Headings. The headings in this Warrant are used for convenience only and are not to be considered in construing or interpreting any provision of this Warrant.
18.Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
19.Successors and Assigns. Unless otherwise provided in this Warrant, the terms and conditions of this Warrant shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties. Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.
20.Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
21.Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
22.Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Warrant, upon any breach or default of any other party under this Warrant, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Warrant, or any waiver on the part of any party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any party, shall be cumulative and not alternative.
23.Notices. Unless otherwise provided herein, any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, or as subsequently modified by written notice.
[Signature Pages Follow]

The parties have executed this Series B’ Preferred Stock Purchase Warrant as of the date first written above.

COMPANY:

NEUROPACE, INC.

By:

Name: Rebecca Kuhn

Title: Chief Financial Officer

Address: 455 N. Bernardo Ave, Mountain View, CA 94043

AGREED TO AND ACCEPTED:

REGISTERED HOLDER:

By:

Name:

Title:

SIGNATURE PAGE TO
SERIES B’ PREFERRED STOCK PURCHASE WARRANT
NEUROPACE, INC.

EXHIBIT A
PURCHASE/EXERCISE FORM

To:	NeuroPace, Inc.	Dated: [__]
The undersigned, pursuant to the provisions set forth in the attached Warrant No. [___], hereby irrevocably elects to (choose one):

(a) purchase _____ shares of the Series B’ Preferred Stock covered by such Warrant and herewith makes payment of $__________, representing the full purchase price for such shares at the price per share provided for in such Warrant, or

(b) exercise such Warrant for _______ shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 2(c) of such Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 7 of the Warrant and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Warrant, provided that the term “Registered Holder” shall refer to the undersigned.
The undersigned further acknowledges that it has reviewed the market stand-off provisions set forth in Section 8 of the Warrant, and agrees to be bound by such provisions.

Signature:

Name (print):

Title (if applicable):

Company (if applicable):

EXHIBIT B
ASSIGNMENT FORM
FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Series B’ Preferred Stock covered thereby set forth below, unto:

Name of Assignee	Address/Facsimile Number	No. of Shares

Dated:	Signature:

Witness: